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                         [COMMERCIAL FEDERAL LETTERHEAD]


Date:         March 31, 2005

Contacts:     COMMERCIAL FEDERAL                         WELLS FARGO
              ------------------                         -----------
              Hal A. Garyn                               Bob Strickland
              Investor Relations Director                Investor Relations
              (402) 514-5336                             (415) 396-0523

              Celia Clinch Ferrel
              Manager of Corporate Communications
              (402) 514-5333

             COMMERCIAL FEDERAL TO SELL MORTGAGE SERVICING BUSINESS

         OMAHA, Neb. -- March 31, 2005 - Commercial Federal Corporation (NYSE:
CFB) today announced it has executed a definitive agreement to sell its $10 billion national third party mortgage servicing portfolio and correspondent mortgage origination network to Wells Fargo Bank, N.A., a subsidiary of Wells Fargo and Company (NYSE:WFC). Commercial Federal will continue to offer a full line of mortgage loan products and services to consumers in its seven-state market area of Nebraska, Colorado, Iowa, Missouri, Kansas, Oklahoma and Arizona.

         "The strategic decision to exit third party mortgage servicing will further focus Commercial Federal's business model on growing our very successful core banking franchise," said William A. Fitzgerald, chairman and chief executive officer.

         Fitzgerald added that Commercial Federal will continue to offer mortgage loans and related services "as an important part of the products and services we have provided, and always will continue to provide to our valued customers."

         The Company estimates a total after-tax charge to earnings approximating $65 million in the first quarter. This charge is associated with prepayment of Federal Home Loan Bank borrowings, selling investment securities, eliminating interest rate hedges, recording certain exit costs tied to the business, and is inclusive of the first quarter valuation adjustment for mortgage servicing rights.

         Commercial Federal estimates that approximately 135 positions will be affected by the sale, and the Company said it is taking a number of actions to minimize the impact of job loss.

         "The size of our mortgage servicing for others portfolio created too much variability in our earnings and that detracted from the performance of the rest of the bank," said Fred Kulikowski, CFB president and chief operating officer. "Focusing our attention on retail and commercial banking - the core businesses that will drive the most profitable long-term growth for us - will enhance long-term value for our shareholders by improving margins, and therefore profitability."

These transactions will not affect the Bank's regulatory well capitalized status.


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         "Although these actions will result in a loss for the first quarter, it is the right decision for our shareholders. Focusing the Company on our core retail and commercial banking franchise will yield the strongest and most stable earnings growth for us going forward," concluded Mr. Fitzgerald.

         "We look forward to this opportunity to satisfy the mortgage needs of these customers, both retail and wholesale, who'll come to us through this acquisition," said Cara Heiden, Division President - National Consumer and Institutional Lending for Wells Fargo Home Mortgage.

CONFERENCE CALL
---------------

         On Thursday, March 31, 2005, at 10:00 a.m. Central Time, Commercial Federal will host a live conference call to discuss these actions. Media representatives, analysts and investors are invited to participate in the conference call by dialing 1-800-230-1074. For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 Central Time on Thursday, March 31, through midnight on Tuesday, April 5, 2005. The conference call replay can be accessed by dialing 1-800-475-6701 and entering passcode 776427.

         The conference call will also be available online www.comfedbank.com on a listen-only basis. The link to Commercial Federal's live webcast can be found within the Investor Relations section of the Web site by clicking on the Webcast button. The webcast replay of the call will be available on the Web site. All remarks made during the conference call will be current at the time of the call and will not be updated to reflect subsequent material development.

ABOUT COMMERCIAL FEDERAL CORPORATION
------------------------------------

         Commercial Federal Corporation (NYSE: CFB) is the parent company of Commercial Federal Bank, an $11.4 billion federal savings bank that currently operates branches located in Nebraska, Iowa, Colorado, Kansas, Oklahoma, Missouri and Arizona. Commercial Federal operations include consumer, commercial, mortgage and Internet banking; consumer, commercial and small business lending; and insurance and investment services.

ABOUT WELLS FARGO & COMPANY
---------------------------

         Wells Fargo & Company is a diversified financial services company with $428 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to amore than 23 million customers from more than 6,000 stores, the internet (wellsfargo.com) and other distribution channels across North America and elsewhere internationally.

Certain statements contained in this release are forward-looking in nature. These statements are subject to risks and uncertainties that could cause Commercial Federal's actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to Commercial Federal include, but are not limited to, changes in general economic conditions, changes in interest rates, changes in regulations or accounting methods, and price levels and conditions in the public securities markets generally. As a matter of course, Commercial Federal does not take actions to update any future-looking statements.